UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 13, 2011

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1

(Address of Principal Executive Offices) (Postal Code)

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, IMAX Corporation (the “Company”) entered into an amendment to the employment agreement with Richard L. Gelfond, the Company’s Chief Executive Officer, pursuant to which the term of Mr. Gelfond’s employment was extended until December 31, 2013. Prior to the amendment, Mr. Gelfond’s employment agreement was to terminate on December 31, 2012. Pursuant to the amendment, on December 31, 2011, Mr. Gelfond shall be granted 400,000 options to purchase common shares of the Company at fair market value in accordance with the Company’s Stock Option Plan, of which 133,333 options shall vest on each of May 1, 2013 and September 1, 2013, and 133,334 shall vest on December 31, 2013. The options to be granted to Mr. Gelfond shall expire on December 31, 2021. The vesting of Mr. Gelfond’s options shall be accelerated upon a change of control. All other terms of Mr. Gelfond’s employment agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)

Date: December 14, 2011	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
General Counsel

	By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
Corporate Secretary